UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 18, 2009

CAVICO CORP.

 (Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230

Huntington Beach, California               92647

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.

Peter DiChiara, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):



Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)



Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)



Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 18, 2009, Cavico Corp., a Delaware corporation issued a press release announcing that it had been approved for listing on The Nasdaq Capital Market and would commence trading under its symbol "CAVO" on September 18, 2009.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description
99.1	Cavico Corp. Press Release, dated September 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: September 18, 2009	By:	/s/ Timothy Dac Pham
Name: Timothy Dac Pham
Vice President

EXHIBIT INDEX

No.	Description
99.1	Cavico Corp. Press Release, dated September 18, 2009

CAVICO RECEIVES APPROVAL FOR NASDAQ MARKET LISTING
Paves the Way as the First Vietnamese Company to List on a U.S. National Securities Exchange

HANOI, VIETNAM – September 18, 2009 – Cavico Corp. (NASDAQ:CAVO), a leading infrastructure development company based in Vietnam, announced today that its common stock has  been approved for listing on The NASDAQ Capital Market under the ticker symbol CAVO.  Trading on The NASDAQ Capital Market will commence today.

“We are extremely proud to be the first Vietnamese company to be approved for listing on a U.S. national securities exchange and are gratified to have reached this significant milestone in the Company’s history.  Cavico has consistently communicated to shareholders its intention to obtain a listing for its securities on a U.S. national securities exchange.  We believe this will provide greater visibility and liquidity for our stock and that this accomplishment demonstrates to our shareholders our commitment to meeting the goals and objectives set forth by management,” stated Mr. Ha Quang Bui, Chief Executive Officer of Cavico Corp.

“Following a comprehensive evaluation of all U.S. exchanges, we determined that The NASDAQ Capital Market was the best fit for Cavico Corp.  The listing procedure was a rigorous process, specifically the due diligence conducted by NASDAQ.  Cavico Corp. has met and will remain subject to all the NASDAQ listing requirements,” concluded Mr. Bui.

The NASDAQ Capital Market is the largest U.S. equities exchange, with approximately 3,200 member-companies. Nasdaq-listed companies are leaders across all areas of business including industrials, technology, retail, communications, financial services, transportation, media, and biotechnology.

Rodman & Renshaw LLC, (Nasdaq: RODM), a full service investment bank dedicated to providing corporate finance, strategic advisory and related services to companies, acted as the investment advisor to Cavico Corp. in connection with  its listing on The NASDAQ Capital Market.

Sichenzia Ross Friedman Ference LLP (www.srff.com), a leading securities law firm specializing in small and mid-cap public companies, represented Cavico Corp. in connection with its listing on The NASDAQ Capital Market

About Cavico Corp.

Cavico Corp. is focused on large infrastructure projects, which include the construction of hydropower facilities, dams, bridges, tunnels, roads, mines and urban buildings. Cavico Corp. is also making investments in hydropower facilities, cement production plants and urban developments in Vietnam.  The company employs more than 3,000 employees on projects worldwide, with offices throughout Vietnam and a satellite office in Australia.

Founded in 2000, Cavico Corp. is a major infrastructure construction, infrastructure investment and natural resources conglomerate headquartered in Hanoi, Vietnam. Cavico Corp. is highly respected for its core competency in the construction of mission-critical infrastructure including hydroelectric plants, highways, bridges, tunnels, ports and urban community developments. One of the Company’s primary competitive advantages is its ability to nurture a project “from concept through completion” with a vertical portfolio of interrelated investment, permitting, design, construction management and facility maintenance services. Cavico Corp.’s project partners include top multi-national corporations and government organizations. Cavico Corp. and its subsidiaries employ more than 3,000 full-time, part-time, and seasonal workers. For more information, visit http://www.cavicocorp.com. Information on Cavico Corp.’s Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to obtain the necessary financing to continue and expand operations, to market its construction services  in new markets and to offer construction services at competitive pricing, the Company’s ability to complete projects in the time frame specified; anticipated revenue from the projects to attract and retain management, and to integrate and maintain technical information and management information systems; the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth; the Company’s planned expansions, and predictions and guidance relating to the Company’s future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cavico Corp. Timothy Pham Vice President and Director +1-714-843-5456 cavicohq@cavico.us

Grayling

+1-646-284-9400

Investor Relations
Trúc Nguyen (ext. 418)

Managing Director
truc.nguyen@us.grayling.com

or

Christopher Chu (ext. 426)

Director
christopher.chu@us.grayling.com

Media Relations

Ivette Almeida (ext. 455)

Managing Director

ivette.almeida@us.grayling.com

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